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                                                                     EXHIBIT 1.1

                          WESTERN WIRELESS CORPORATION

                          9.250% SENIOR NOTES DUE 2013

                                    ---------

                               PURCHASE AGREEMENT

                                                                   July 11, 2003

Goldman, Sachs & Co.,
J.P. Morgan Securities Inc.,
Wachovia Capital Markets, LLC,
  As representatives of the several Purchasers named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

         Western Wireless Corporation, a Washington corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the "Purchasers") an aggregate of $600,000,000 principal amount of the 9.250% Senior Notes due 2013 specified above (the "Securities").

         1. The Company represents and warrants to, and agrees with, each of the Purchasers that:

         (a) A preliminary offering circular, dated July 8, 2003 (the "Preliminary Offering Circular") and an offering circular, dated July 11, 2003 (the "Offering Circular"), have been prepared in connection with the offering of the Securities. Any reference to the Preliminary Offering Circular or the Offering Circular shall be deemed to refer to and include the Company's most recent Annual Report on Form 10-K and all subsequent documents filed with the United States Securities and Exchange Commission (the "Commission") pursuant to
Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or prior to the date of the Preliminary Offering Circular or the Offering Circular, as the case may be, and any reference to the Preliminary Offering Circular or the Offering Circular, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to
Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Circular or the Offering Circular, as the case may be, and prior to such specified date and (ii) any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion of the distribution of the Securities; and all documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Circular or the Offering Circular, as the case may be, or any amendment or supplement thereto, are hereinafter called the "Exchange Act Reports". The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the

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Exchange Act and the applicable rules and regulations of the Commission thereunder. The Preliminary Offering Circular or the Offering Circular and any amendments or supplements thereto and the Exchange Act Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through Goldman, Sachs & Co. expressly for use therein;

         (b) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Offering Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular; and, since the respective dates as of which information is given in the Offering Circular, there has not been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Offering Circular;

         (c) The Company and its subsidiaries have valid title in fee simple to all real property and valid title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Circular (including the Loan Agreement and the Foreign Financings, each as defined in Section 1(f) below) or those that could not reasonably be expected to have a Material Adverse Effect and those that do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and the real property and buildings held under lease by the Company and its subsidiaries, taken together, are held by them under valid, subsisting and enforceable leases with such exceptions as could not reasonably be expected to have a Material Adverse Effect and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

         (d) The subsidiaries listed on Schedule II attached hereto are the only "significant subsidiaries" of the Company, as defined in Rule 1-02 of Regulation S-X (each, a "Significant Subsidiary" and, collectively, the "Significant Subsidiaries");

         (e) The Company and each Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full power and authority (corporate and other) to own, lease or operate its properties and conduct its business as described in the Offering Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

         (f) The Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued,

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are fully paid and nonassessable and (except for minority interests representing less than 3% of such Significant Subsidiary or as otherwise set forth in the Offering Circular) are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest, claim, lien, equity or encumbrance other than liens granted pursuant to (i) the Loan Agreement, dated as of April 25, 2000 (the "Loan Agreement"), as amended, among the Company and the financial institutions named therein or (ii) any debt agreement to which Western Wireless International Holding Corporation or its subsidiaries is a party (the "Foreign Financings");

         (g) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the indenture to be dated as of July 16, 2003 (the "Indenture") between the Company and The Bank of New York, as Trustee (the "Trustee") and delivered to and paid for by the Purchasers, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture (subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles); the Indenture has been duly authorized and, when executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof in the Offering Circular and will be in substantially the form previously delivered to you;

         (h) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System;

         (i) Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might reasonably have been expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

         (j) Neither the execution and delivery of the Indenture, this Agreement or the exchange and registration rights agreement to be dated as of July 16, 2003 (the "Exchange and Registration Rights Agreement") between the Company and you, as representatives of the Purchasers, the issuance and sale of the Securities, nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, (i) the organizational documents of the Company or any of its Significant Subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement, shareholders agreement, registration rights agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Significant Subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of its or their properties;

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         (k)      No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement and the Indenture, except, in connection with the Exchange and Registrations Rights Agreement, for the filing of a registration statement by the Company with the Commission pursuant to the United States Securities Act of 1933, as amended (the "Securities Act"), and the qualification of an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers;

         (l) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture or the Registration Rights Agreement, or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (the effects described in (i) and (ii) are referred to herein as, a "Material Adverse Effect"), except as set forth in or contemplated in the Offering Circular;

         (m) Except as otherwise set forth in or contemplated by the Offering Circular, neither the Company nor any of its Significant Subsidiaries is in violation or default of (i) any provision of its organizational documents;
(ii) assuming in the case of the 10 1/2% Senior Subordinated Notes due 2006 (the "2006 Notes") and the 10 1/2% Senior Subordinated Notes due 2007 (the "2007 Notes") that the payment of interest on the 4.625% Convertible Subordinated Notes due 2023 does not constitute a payment of a dividend or a distribution in respect of the Company's Capital Stock (as such term is defined in the indentures pursuant to which the 2006 Notes and the 2007 Notes were issued), the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement, shareholders agreement, registration rights agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to it of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any of its properties, which violation or default would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph (if any), have a Material Adverse Effect;

         (n) The statements under the headings "Description of Notes" in the Offering Circular, insofar as they purport to constitute a summary of the terms of the Securities, the Indenture and the Registration Rights Agreement, "Certain United States Federal Income Tax Considerations" in the Offering Circular and "Regulatory Environment," "Licensing of Wireless Communications Systems," "Regulatory Developments" and "Governmental Regulation" in the Company's Annual Report on Form 10-K, incorporated by reference in the Offering Circular, insofar, in each case, as they purport to constitute a summary of the provisions of laws and documents referred to therein, are accurate and complete in all material respects;

         (o) When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Securities

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Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

         (p)      The Company is subject to Section 13 or 15(d) of the Exchange
Act;

         (q) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Circular, will not be an "investment company", as such term is defined in the United States Investment Company Act of 1940, as amended (the "Investment Company Act"), without taking account of any exemption arising out of the number of holders of the Company's securities;

         (r) None of the Company, its affiliates or any person acting on its or their behalf (which for purposes of this Section 1(r) shall not be deemed to include any of the Purchasers) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Securities
Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act and the Company, any affiliate of the Company and any person acting on its or their behalf (which for purposes of this Section 1(r) shall not be deemed to include any of the Purchasers) has complied with and will implement the "offering restrictions" within the meaning of such Rule 902;

         (s) Within the preceding six months, neither the Company nor any other person acting on behalf of the Company (which for purposes of this Section 1(s) shall not be deemed to include any of the Purchasers) has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder;

         (t) Subject to compliance by the Purchasers with the representations, warranties and agreements set forth in Section 3 and Annex I hereof, no registration under the Securities Act of the Securities is required for the offer and sale of the Securities to or by the Purchasers in the manner contemplated herein and in the Offering Circular;

         (u) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries incorporated by reference in the Offering Circular present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein);

         (v) Except as otherwise set forth in or contemplated by the Offering Circular (exclusive of any amendment or supplement thereto), the Company and its subsidiaries have such certificates of convenience or necessity, easements, rights-of-way, operating rights, permits, licenses, franchises and authorizations of governmental or regulatory authorities ("Permits"), including Permits issued by the Federal Communications Commission (the "FCC"), as are necessary to own their respective properties and to conduct their respective businesses substantially in the manner described in the Offering Circular, except for any such Permits the absence of which could not reasonably be expected to result in a Material Adverse Effect; the Company and its subsidiaries have fulfilled all their material obligations with respect to such Permits and no event has occurred which allows (or after notice or lapse of time would allow)

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revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit, in each case which could reasonably be expected to result in a Material Adverse Effect; and, except as described in the Offering Circular (exclusive of any amendment or supplement thereto), none of such Permits contains any restriction that is burdensome to the Company or any of its subsidiaries, except for restrictions that could not reasonably be expected to have a Material Adverse Effect;

         (w) In the ordinary course of its business, the Company periodically reviews the effect applicable non-U.S., U.S. federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Offering Circular;

         (x) To the knowledge of the Company, PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder;

         (xi) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

         (xii) None of the Company, its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA"), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

         (xiii) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC"); and the Company will not directly or indirectly use the proceeds from the sale of the Securities, or lend, contribute or

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otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC; and

         (xiv) The Company has not taken any action or omitted to take any action (such as issuing any press release relating to the Securities without an appropriate legend) which may result in the loss by any of the Purchases of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the Financial Services and Markets Act 2000 (the "FSMA"). The Company has been informed of the guidance relating to stabilization provided by the Financial Services Authority, in particular in Section MAR 2 Annex 2G of the Financial Services Handbook.

         2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.375% of the principal amount thereof, plus accrued interest, if any, from July 16, 2003 to the Time of Delivery (as defined below) hereunder, the principal amount of Securities set forth opposite the name of such Purchaser in Schedule I hereto.

         3. Upon the authorization by you of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with the Company that:

         (a) It will offer and sell the Securities only to (i) persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Securities Act in transactions meeting the requirements of Rule 144A or (ii) upon the terms and conditions set forth in Annex I to this Agreement;

         (b)      It is an Institutional Accredited Investor; and

         (c) It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.

         4. (a) The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer of Federal (same day) funds, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on July 16, 2003 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery".

         (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 7(l) hereof, will be

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delivered at such time and date at the offices of Sullivan & Cromwell LLP: 1888
Century Park East, Suite 2100, Los Angeles, California 90067 (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5.       The Company agrees with each of the Purchasers:

         (a) To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

         (b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

         (c) To furnish the Purchasers with 7 copies of the Offering Circular and each amendment or supplement thereto signed by an authorized officer of the Company, and additional written and electronic copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the completion of the distribution of the Securities or the expiration of nine months after the date of the Offering Circular, whichever is earlier, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your reasonable request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

         (d) During the period beginning from the date hereof and continuing until the date six months after the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder any securities of the Company that are substantially similar to the Securities;

         (e) Not to be or become, at any time prior to the expiration of two years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

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         (f)      Until such time as none of the Securities are "restricted
securities" within the meaning of Rule 144 under the Securities Act, at any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of Securities information (the "Additional Issuer Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act;

         (g) If requested by you, to use commercially reasonable efforts to cause the Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

         (h) During a period of twelve months from the date of the Offering Circular, to furnish to you upon your request copies of all reports or other communications (financial or other) furnished to stockholders of the Company, and to deliver to you upon your request (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities or any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

         (i) During the period of two years after the Time of Delivery, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them; and

         (j) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Circular under the caption "Use of Proceeds".

         6. The Company covenants and agrees with the several Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indenture, any Blue Sky and legal investment memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities;
(vii) any cost incurred in connection with the designation of the Securities for trading in PORTAL; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Purchasers will pay all of their own

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costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

         7. The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

         (a) Friedman Kaplan Seiler & Adelman LLP, counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  (i) this Agreement has been duly authorized, executed and delivered by the Company;

                  (ii) the Indenture has been duly authorized, executed and delivered by the Company, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject to (x) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (y) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing);

                  (iii) the Securities have been duly authorized by the Company; the temporary global Security, when executed, authenticated, issued and delivered in accordance with the terms of the Indenture, will constitute a valid and legally binding and enforceable obligation of the Company entitled to the benefits of the Indenture (subject to (x) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (y) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing); the Securities in definitive form, when executed, authenticated, issued and delivered in exchange for the temporary global Security in accordance with the terms of the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding and enforceable obligations of the Company entitled to the benefits of the Indenture (subject to (x) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (y) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing); and all Company actions required to authorize the Trustee to authenticate and deliver the temporary global Security and the Securities in definitive form under the Indenture have been taken;

                  (iv) the Registration Rights Agreement has been duly authorized, executed and delivered by the Company, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject to (x) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (y) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing);

                  (v) the statements set forth under the heading "Description of Notes" in the Offering Circular, insofar as such statements purport to summarize certain provisions of the Securities, the Indenture and the Registration Rights Agreement, are accurate and complete in all material respects;

                  (vi) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated in this Agreement, in the Indenture or in the Registration Rights Agreement, except such as have been obtained or as may be required under the Blue Sky or securities laws of any jurisdiction in which the Securities are offered or sold (as to which such counsel need express no opinion beyond that set forth in paragraph (ix) below) and, in the case of the Registration Rights Agreement, such as will be obtained under the Securities Act and the Trust Indenture Act;

                  (vii) neither the execution and delivery of the Indenture, this Agreement or the Registration Rights Agreement, the issuance and sale of the Securities, nor the consummation of any other of the transactions therein contemplated, nor the fulfillment of the terms thereof, will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or asset of the Company or of any of its Significant Subsidiaries pursuant to, (i) the organizational documents of the Company or any of its Significant Subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement, shareholders agreement, registration rights agreement or other agreement, obligation, condition, covenant or instrument of which such counsel has knowledge to which the Company or any of its Significant Subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation or, to such counsel's knowledge, judgment, order or decree applicable to the Company or any of its Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, any of its Significant Subsidiaries or any of their respective properties;

                  (viii) to such counsel's knowledge, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property that is not adequately disclosed in the Offering Circular, except in each case for such proceedings that, if the subject of an unfavorable decision, ruling or finding would not singly or in the aggregate, have a Material Adverse Effect;

                  (ix) assuming the accuracy of the representations and warranties and compliance with the agreements of the Company and the Purchasers contained in this Agreement, no registration under the Securities Act of the Securities, and no qualification of an indenture under the Trust Indenture Act, are required for the offer and sale by the Purchasers of the Securities in the manner contemplated in this Agreement and in the Offering Circular;

                  (x) the Exchange Act Reports (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder;

                  (xi) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Circular, will not be an "investment company" as defined in the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company's securities; and

                  (xii) nothing has come to such counsel's attention to cause it to believe that the Offering Circular and any amendments or supplements thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained as of its date or contains as of the Time of Delivery an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) Preston Gates & Ellis LLP, counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  (i) the Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Washington, with full corporate power and authority to own, lease or operate its properties and conduct its business as described in the Offering Circular, and is duly qualified to do business as a foreign corporation and is in good standing (in jurisdictions where such concept applies) under the laws of each jurisdiction in which it owns or leases material properties or conducts material business and where the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Offering Circular;

                  (ii) each of the Significant Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware (except for WWC Texas RSA Limited Partnership ("WWC Texas LP"), which has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, and WWC License LLC, which has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware), with full corporate (or partnership, in the case of WWC Texas LP, or limited liability company, in the case of WWC License LLC) power and authority to own, lease or operate its properties and conduct its business as described in the Offering Circular, and is duly qualified to do business as a foreign corporation (or partnership, in the case of WWC Texas LP, or limited liability company, in the case of WWC License LLC) and is in good standing (in jurisdictions where such concept applies) under the laws of each jurisdiction in which it owns or leases material properties or conducts material business and where the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Offering Circular;

                  (iii) all of the outstanding shares of capital stock (or, in the case of WWC Texas LP, partnership interests, or, in the case of WWC License LLC, membership interests) of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and, except as otherwise set forth in the Offering Circular (and except for minority interests representing less than 3% of such Significant Subsidiary), are owned by the Company either directly or through wholly owned subsidiaries;

                  (iv) all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; and

                  (v) this Agreement has been duly authorized, executed and delivered by the Company; the Indenture has been duly authorized, executed and delivered by the Company; the Securities (in both temporary and definitive form) have been duly authorized by the Company and all Company actions required to authorize the Trustee to authenticate and deliver the Securities (in both temporary and definitive form) under the Indenture have been taken; and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company.

         (c) Morrison & Foerster LLP, special communications regulatory counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  (i) the Company and its subsidiaries have all Permits from the FCC necessary to conduct their respective cellular telephone businesses in the manner described in the Offering Circular, which Permits are material to the conduct of the Company's or such subsidiary's business;

                  (ii) the compliance by the Company with all of the provisions of this Agreement, the Indenture, the Securities and the Registration Rights Agreement and the consummation of the transactions herein and therein contemplated will not result in any conflict with or result in a breach or violation of the Communications Act of 1934, as amended (the "Communications Act") or the published rules and regulations (the "FCC Rules") of the FCC or any Permit issued to the Company or any of its subsidiaries, as the case may be, under or pursuant to authority granted under the Communications Act;

                  (iii) no consent, approval, authorization, order, registration or qualification under the Communications Act or the FCC's Rules is required for the sale of the Securities as described in the Offering Circular or the consummation by the Company of the transactions contemplated by this Agreement, the Indenture, the Securities and the Registration Rights Agreement; and

                  (iv) other than as set forth or contemplated in the Offering Circular, such counsel does not know of any legal or governmental proceedings pending before the FCC to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect on the Company and its subsidiaries taken as a whole; and such counsel does not know of any such proceedings that are threatened or contemplated by the FCC.

         (d) Jones Day, special tax counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, to the effect that the statements in the Offering

Circular under the heading "Certain United States Federal Income Tax Considerations," insofar as they purport to summarize the provisions of law and documents referred to therein, are accurate in all material respects.

         (e) Sullivan & Cromwell LLP, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Offering Circular (as amended or supplemented at the Time of Delivery) and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

         (f) On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, confirming that they are independent accountants within the applicable rules and regulations adopted by the Commission and stating in effect that;

                  (i) in their opinion, the consolidated audited financial statements and financial statement schedules incorporated by reference in the Offering Circular and reported on by them comply as to form in all material respects with the applicable sections of Regulation S-X;

                  (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review in accordance with the standards established by the American Institute of Certified Public Accountants under Statement on Auditing Standards No. 100 and Statement on Auditing Standards No. 71 of the unaudited condensed consolidated financial statements for the three-month periods ended March 31, 2003 and March 31, 2002, respectively, and as at March 31, 2003 and March 31, 2002, respectively; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and compensation and audit committees of the Company and its subsidiaries since the date of the latest audited consolidated financial statements incorporated by reference in the Offering Circular; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 2002, nothing came to their attention which caused them to believe that:

                           (A) the unaudited condensed consolidated financial statements referred to in clause (ii) above and incorporated by reference in the Offering Circular do not comply as to form in all material respects with the applicable sections of Regulation S-X or that any material modifications should be made to said unaudited condensed consolidated financial statements for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the consolidated audited financial statements incorporated by reference in the Offering Circular; or

                           (B) with respect to the period subsequent to March 31, 2003, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long term debt of the Company and its subsidiaries or capital stock of the

         Company (excluding employee exercises of common stock options) as compared with the amounts shown on the March 31, 2003 unaudited condensed consolidated balance sheet incorporated by reference in the Offering Circular, except in all instances for changes set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by you; or

                           (C) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Offering Circular, including the information set forth under the caption "Ratio of Earnings to Fixed Charges" in the Offering Circular, the information included or incorporated by reference in Items 1, 6, 7, 7A and 11 of the Company's Annual Report on Form 10-K, incorporated by reference in the Offering Circular, and the information included in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's Quarterly Report on Form 10-Q, incorporated by reference in the Offering Circular, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

         (g) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular, and (ii) since the respective dates as of which information is given in the Offering Circular there shall not have been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Offering Circular, the effect of which, in any such case described in clause
(i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

         (h) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

         (i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company's securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or California State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Circular;

         (j)      The Securities have been designated for trading on PORTAL;

         (k) The Exchange and Registration Rights Agreement shall have been duly and validly authorized, executed and delivered by the Company; and

         (l) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (g) of this Section and as to such other matters as you may reasonably request.

         8. (a) The Company will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Goldman, Sachs & Co. expressly for use therein.

         (b) Each Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Purchaser through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection (a) or (b). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act; and the obligations of the Purchasers under this Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

         9. (a) If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term "Purchaser" as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Securities .

         (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in
Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Purchaser except in the case of the non-defaulting Purchasers as provided in Sections 6 and 8 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers through you for all out of pocket expenses approved in writing by you, including fees and disbursements of one counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Purchaser except as provided in Sections 6 and 8 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by hand, mail, courier or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention:
Registration Department; and if to the Company shall be delivered or sent by hand, mail, courier or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: General Counsel; provided, however, that any notice to a Purchaser pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

         14.      Time shall be of the essence of this Agreement.

         15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts (including by facsimile transmission), each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

         17. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Purchasers imposing any limitation of any kind.

         If the foregoing is in accordance with your understanding, please sign and return to us 7 counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and the Company. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                   Very truly yours,

                                   Western Wireless Corporation

                                   By:   /s/ Wayne Wisehart
                                       _________________________________________
                                       Name:  Wayne Wisehart
                                       Title: Executive Vice President and Chief
                                              Financial Officer

Accepted as of the date hereof:

Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Wachovia Capital Markets, LLC

By:  /s/ Goldman, Sachs & Co.
    ___________________________________
        (Goldman, Sachs & Co.)

    On behalf of each of the Purchasers

                                                                         ANNEX I

         (1) The Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser represents that it has offered and sold the Securities, and will offer and sell the Securities
(i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S or Rule 144A under the Securities Act. Accordingly, each Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule 144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this paragraph have the meanings given to them by Regulation S.

         Each Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Company.

         (2) Notwithstanding the foregoing, Securities in registered form may be offered, sold and delivered by the Purchasers in the United States and to U.S. persons pursuant to Section 3 of this Agreement without delivery of the written statement required by paragraph (1) above.

         (3) Each Purchaser represents, warrants and agrees that: (i) it has not offered or sold and, prior to the expiry of a period of six months from the Time of Delivery, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

         (4) Each Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Each Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Each Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except in any such case with Goldman, Sachs & Co.'s express written consent and then only at its own risk and expense.

                                   SCHEDULE I

                                                                     PRINCIPAL AMOUNT
                                                                      OF SECURITIES
                           PURCHASER                                 TO BE PURCHASED
                           ---------                                 ----------------
Goldman, Sachs & Co..............................................      $200,000,000
J.P. Morgan Securities Inc.......................................       200,000,000
Wachovia Capital Markets, LLC ...................................       200,000,000
                                                                       ------------
         Total...................................................      $600,000,000
                                                                       ============

                                   SCHEDULE II

                            Significant Subsidiaries

1.       WWC Texas RSA Limited Partnership (Delaware)

2.       WWC License LLC (Delaware)

3.       WWC Holding Co., Inc. (Delaware)

4.       Western Wireless International Holding Corporation (Delaware)

5.       Western Wireless International Ireland Corporation (Delaware)

6.       Western Wireless International Austria Corporation (Delaware)

7.       Western Wireless International Slovenia Corporation (Delaware)

8.       Western Wireless International Croatia Corporation (Delaware)

                                       S-2